Exhibit 4.1

[Senior CoreNotes]

[Face of Note]

CUSIP NO.	PRINCIPAL AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY CORENOTESSM

Due Nine Months or More From Date of Issue

☐	Check this box if this Security is a Global Security.

Applicable if this Security is a Global Security:

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[If applicable, this Security will contain information required by U.S. Federal Income Tax “Original Issue Discount” rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]

ORIGINAL ISSUE DATE:	ISSUE PRICE: %	INTEREST RATE PER ANNUM:

STATED MATURITY DATE:	INTEREST PAYMENT DATES:	SINKING FUND:

OPTIONAL REDEMPTION:	REDEMPTION DATE(S):	REDEMPTION PRICE:

SURVIVOR’S OPTION:	SPECIFIED CURRENCY:	MINIMUM DENOMINATIONS:

☐ YES ☐ NO		☐ $1,000 ☐ Other

DEPOSITARY (Only applicable if this Security is a Global Security):	OTHER/ADDITIONAL TERMS:	ADDENDUM ATTACHED:

“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.

[Senior CoreNotes]

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              Dollars ($            ) on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to such date) and to pay interest, if any, on the principal amount hereof at the Interest Rate shown above (computed on the basis of a 360-day year of twelve 30-day months), [annually/semi-annually/quarterly/monthly] on each Interest Payment Date set forth above from and after the date of this Security and at Maturity until payment of the principal amount hereof has been made or duly provided for. Unless this Security is a Security which has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the Original Issue Date indicated above. If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date indicated above. The first payment of interest on a Security originally issued and dated between a Regular Record Date (as specified below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to herein below, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date (whether or not a Business Day) next preceding such Interest Payment Date, and interest payable upon Maturity will be paid to the person to whom principal is payable. The Regular Record Date shall be the first day of the calendar month in which the related Interest Payment Date occurs, except that the Regular Record Date with respect to the Interest Payment Date occurring on the Stated Maturity Date will be such Interest Payment Date.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Terms” apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such “Other/Additional Terms.”

The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in New York City or Minneapolis, Minnesota. The Company has initially appointed Wells Fargo Bank Minnesota, National Association as the Paying Agent at its corporate trust offices at Minneapolis, Minnesota.

If this Security is a Global Security: Payments of principal and any premium and interest on this Security will be made to DTC or its nominee, as Holder of this Security, by wire transfer of immediately available funds.

If this Security is not a Global Security: Payment of interest on this Security (other than payments of interest at Maturity) will be made by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register. Payment of principal of and interest, if any, on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Any payment on this Security due on any day which is not a Business Day will not be made on such day, but will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue on the amount so payable for the period from and after such date. For purposes of this Security, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions are authorized or required by law, regulation or executive order to close in New York City or Minneapolis, Minnesota.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Its:

[SEAL]

Attest:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Senior CoreNotes]

[Reverse of Note]

WELLS FARGO & COMPANY CORENOTESSM

Due Nine Months or More From Date of Issue

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Senior CoreNotes of the Company, which series is limited to an aggregate principal amount of $5,000,000,000 or the equivalent thereof in one or more foreign or composite currencies minus the aggregate principal amount of the Company’s Subordinated CoreNotes (referred to herein as the “corresponding series”) which may be issued from time to time. Such limit may be increased by the Company without the consent of the Holders of the Securities of this series. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depository or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.

Modification and Waivers; Obligation of the Company Absolute

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money or Eligible Instruments as provided in Section 401 or 403 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

If so provided on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on any Redemption Date specified on the face hereof at the Redemption Price specified on the face hereof, together with accrued interest, if any, to the Redemption Date. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Redemption Date to each Holder of the Securities of this series to be redeemed. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Sinking Fund

Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

Repayment upon Exercise of Survivor’s Option

Unless the face of this Security specifies that “Survivor’s Option” shall not apply, the person (the “Authorized Representative”) who has legal authority to act on behalf of the estate of a deceased [Holder of this Security] [owner of a beneficial interest in this Security] shall have the option to elect repayment of this Security in whole or in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000), following the death of such [Holder] [beneficial owner] (a “Survivor’s Option”). No Survivor’s Option may be exercised unless [this Security] [such beneficial interest] was purchased at least six months prior to the Authorized Representative’s exercise of the Survivor’s Option.

Pursuant to the valid exercise of the Survivor’s Option, if applicable, the Company shall repay this Security (or portion thereof) at a price equal to 100% of the unpaid principal amount of this Security to be repaid, together with unpaid interest accrued hereon to the Repayment Date (as defined below), subject to the limitations in the next succeeding sentence. The Company may, in its sole discretion, (i) limit the aggregate principal amount of Securities of this series and the corresponding series as to which all exercises of Survivor’s Options with respect to all deceased Holders and owners of beneficial interests in all Securities of this series and the corresponding series will be accepted in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of (A) 5% of the outstanding principal amount of all Securities of this series and the corresponding series outstanding as of the end of the most recent calendar year and (B) $5,000,000, and (ii) limit the aggregate principal amount of Securities of this series and the corresponding series as to which all exercises of Survivor’s Options with respect to any individual deceased Holder or owner of a beneficial interest in a Security of this series and/or the corresponding series will be accepted in any calendar year to $500,000 (the “Individual Put Limitation”), or, in the case of the foregoing clauses (i) and (ii), such greater principal amounts as the Company may determine for such calendar year.

Each election to exercise the Survivor’s Option shall be accepted in the order in which all such elections are received, unless such acceptance would cause the aggregate principal amount of Securities of this series and the corresponding series accepted for repayment to contravene the Annual Put Limitation or the Individual Put Limitation, if applied. If, as of the end of any calendar year, the aggregate principal amount of Securities of this series and the corresponding series (or portions thereof) that has been tendered pursuant to valid exercises of Survivor’s Options during such year has exceeded the Annual Put Limitation or the

Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Securities of this series and the corresponding series (or portions thereof) not accepted during such calendar year because such acceptance would have contravened any such limitations, if applied, shall be deemed to be received on the first day of the following calendar year in the order all such elections were originally received. Any Security (or portion thereof) accepted for repayment pursuant to a valid exercise of the Survivor’s Option shall be repaid no earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of such acceptance. In the event that a valid election to exercise the Survivor’s Option is not accepted, the Paying Agent shall deliver a notice by first-class mail to the Holder of this Security at its last known address as indicated in the Security Register stating the reason therefor. An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

If this Security is a Global Security, to obtain repayment pursuant to the exercise of the Survivor’s Option with respect to a beneficial interest in this Security, the Authorized Representative must provide to the broker or other entity through which such beneficial interest is held by the deceased owner (i) a written request for repayment, substantially in the form of the attached “Repayment Election Form”, signed by the Authorized Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) appropriate evidence satisfactory to the Paying Agent that (A) the deceased was the owner of a beneficial interest in this Security at the time of death and that the deceased or the estate of the deceased has held such beneficial interest for at least six months prior to the date of exercise of the Survivor’s Option, (B) the death of such beneficial owner has occurred on the specified date and (C) the Authorized Representative has authority to act on behalf of the deceased beneficial owner, (iii) if the beneficial interest in this Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Paying Agent from such nominee attesting to the deceased’s ownership of a beneficial interest in this Security, (iv) tax waivers and such other instruments or documents that the Company or the Paying Agent reasonably requires in order to establish the validity of ownership of the beneficial interest in this Security and the Authorized Representative’s entitlement to payment, (v) written instructions to such broker or other entity to notify the Depositary of the Authorized Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option and (vi) any additional information the Company or the Paying Agent reasonably requires to document ownership or authority to make the election and to cause the repayment of this Security (or portion thereof). Such broker or other entity shall provide to the Paying Agent (A) the documents received from the Authorized Representative referred to in clauses (i), (ii), (iii), (iv) and (vi) of the preceding sentence and (B) a certificate satisfactory to the Paying Agent from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to the exercise of the Survivor’s Option to the such Authorized Representative.

If this Security is not a Global Security, in order for the Survivor’s Option to be validly exercised with respect to this Security (or any portion hereof), the Paying Agent must receive from the Authorized Representative (i) a written request for repayment, substantially in the form of the attached “Repayment Election Form”, signed by the Authorized Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Security (or portion hereof to be repaid), (iii) appropriate evidence satisfactory to the Paying Agent that (A) the deceased was the Holder of this Security at the time of death and that the deceased or the estate of the deceased has held this Security for at least six months prior to the date of exercise of the Survivor’s Option, (B) the death of the Holder of this Security has occurred on the specified date and (C) the Authorized Representative has authority to act on behalf of the deceased Holder of this Security, (iv) if applicable, a properly executed assignment or endorsement, (v) if this Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Paying Agent from such nominee attesting to the deceased’s ownership of a beneficial interest in this Security, (vi) tax waivers and such other instruments or documents that the Company or the Paying Agent reasonably requires in order to establish the validity of ownership of this Security and the Authorized Representative’s entitlement to payment and (vii) any additional information the Company or the Paying Agent reasonably requires to document ownership or authority to make the election and to cause the repayment of this Security (or portion hereof).

Subject to the Company’s right hereunder to limit the aggregate principal amount of this Security (or any portion hereof) as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Paying Agent, in its sole discretion. The Paying Agent’s determination shall be final and binding.

The death of a person owning a Security of this series or beneficial interest therein in joint tenancy or tenancy by the entirety with another person or persons shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Security, and the entire principal amount of such Security or beneficial interest therein shall be eligible for repayment pursuant to the Survivor’s Option. The death of a person owning a Security of this series or beneficial interest therein by tenancy in common shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Security only to the extent of the interest of the deceased Holder or beneficial owner in such Security unless such Security or beneficial interest therein is held by husband and wife as tenants in common, in which case, the death of either spouse shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Security, and the entire principal amount of such Security or beneficial interest therein shall be eligible for repayment pursuant to the Survivor’s Option.

The death of a person who, during his or her lifetime, was entitled to substantially all of the interests of beneficial ownership of a Security of this series shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Security if such interests can be established to the satisfaction of the Paying Agent.

In the event of repayment of this Security in part only, a new Security of like tenor in a principal amount equal to the unrepaid portion of principal hereof and otherwise having the same terms and provisions as this Security shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. As used herein, the term “Repayment Date” shall mean the date fixed for repayment in accordance with the repayment provisions specified above.

Authorized Denominations

Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the corporate trust office of the Trustee in the City of New York or at the corporate trust office of the Paying Agent in Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after receiving such notice or after becoming aware that the Depositary has ceased to be so registered as a clearing agency, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

REPAYMENT ELECTION FORM

Wells Fargo & Company

CoreNotesSM

CUSIP Number

To: Wells Fargo & Company

The undersigned financial institution (the “Financial Institution”), represents the following:

•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of Senior CoreNotesSM Due (CUSIP No. ) (the “Notes”).

•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to Wells Fargo & Company (the “Company”) for inspection and review within five business days of the Company’s request.

•	If the Financial Institution or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Company immediately.

•	An otherwise valid repayment election may not be withdrawn.

•	The Financial Institution agrees to indemnify and hold harmless the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)

Name of Deceased Beneficial Owner

(2)

Date of Death

(3)

Name of Authorized Representative Requesting Repayment

(4)

Name of Financial Institution Requesting Repayment

(5)

Signature of Representative of Financial Institution Requesting Repayment

(6)

Principal Amount of Requested Repayment

(7)

Date of Election

(8)

Date Requested for Repayment

(9)	Financial Institution Representative:

Name:

Phone Number:

Fax Number:

Mailing Address (no P.O.

Boxes):

(10)	Wire instructions for payment

Bank Name:

ABA Number:

Account Name:

Account Number:

Reference (optional):

TO BE COMPLETED BY THE COMPANY:

(A) Election Number*:

(B) Delivery and Payment Date:

(C) Principal Amount:

(D) Accrued Interest:

(E) Date of Receipt of Form by the Company:

(F) Date of Acknowledgment by the Company:

*	To be assigned by the Company upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING

REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned the Notes being submitted for repayment at the time of his or her death and that the beneficial interest was purchased at least six months prior to the date of election for repayment, and (4) any necessary tax waivers. For purposes of determining whether the Company will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

•	Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•	Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the paying agent. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.	Indicate the name of the Deceased Beneficial Owner on line (1).

3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.	Indicate the name of the Authorized Representative requesting repayment on line (3).

5.	Indicate the name of the Financial Institution requesting repayment on line (4).

6.	Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.	Indicate the principal amount of Notes to be repaid on line (6).

8.	Indicate the date this Form was completed on line (7).

9.	Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first interest payment date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day.

10.	Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

11.	Indicate the wire instruction for payment on line (10).

12.	Leave lines (A), (B), (C), (D), (E) and (F) blank.

13.	Mail or otherwise deliver an original copy of the completed Form to:

Wells Fargo Bank Minnesota, N.A.

Corporate Trust Services

MAC N9303-110

Sixth and Marquette Avenue

Minneapolis, MN 55479

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

WILL NOT BE ACCEPTED.

14.	If the acknowledgement of the Company’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to Wells Fargo Bank Minnesota, N.A., contact the Company at (612) 667-7485.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian
(Cust)	(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and all rights thereunder and does hereby irrevocably constitute and appoint              attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.